Exhibit 24.01

LABORATORY CORPORATION OF AMERICA HOLDINGS

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitute and appoint David P. King, William B. Hayes and F. Samuel Eberts, III, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an automatic shelf registration statement on Form S-3 (the “Registration Statement”) of the Corporation relating to the registration for offer and sale by the Corporation of an unlimited amount of its securities, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date

/s/ David P. King David P. King President, Chief Executive Officer and Director	December 3, 2008

/s/ William B. Hayes William B. Hayes Executive Vice President, Chief Financial Officer and Treasurer	December 3, 2008

/s/ Thomas P. Mac Mahon Thomas P. Mac Mahon Director	December 3, 2008

/s/ Kerrii B. Anderson Kerrii B. Anderson Director	December 3, 2008

/s/ Jean-Luc Bélingard Jean-Luc Bélingard Director	December 3, 2008

/s/ Wendy E. Lane Wendy E. Lane Director	December 3, 2008

/s/ Robert E. Mittelstaedt, Jr. Robert E. Mittelstaedt, Jr. Director	December 3, 2008

/s/ Arthur H. Rubenstein, MBBCh Arthur H. Rubenstein, MBBCh Director	December 3, 2008

/s/ Bradford T. Smith Bradford T. Smith Director	December 3, 2008

/s/ M. Keith Weikel, Ph.D. M. Keith Weikel, Ph.D. Director	December 3, 2008

/s/ R. Sanders Williams, M.D. R. Sanders Williams, M.D. Director	December 3, 2008